                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                     SUIZA FOODS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   BOARD OF DIRECTORS OF SUIZA FOODS CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

--------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                            SUIZA FOODS CORPORATION
                            3811 TURTLE CREEK BLVD.
                                   SUITE 1300
                              DALLAS, TEXAS 75219

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997

                            ------------------------


    As a stockholder of Suiza Foods Corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Dallas Museum of Art, Horchow Auditorium, 1717 North Harwood, Dallas, Texas 75201, Tuesday, May 13, 1997, at 10:30 a.m. local time, for the following purposes:


    1. To elect three Class II directors to serve until the expiration of their terms and until their successors are elected and qualified;

    2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share, from 20,000,000 shares to 100,000,000 shares;

    3. To approve the adoption of the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan;

    4. To approve the adoption of the 1997 Employee Stock Purchase Plan of Suiza Foods Corporation;

    5. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1997; and

    6. To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.

    The Board of Directors has fixed the close of business on March 19, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, THE COMPANY DESIRES TO HAVE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                                          By Order of the Board of Directors

                                          GREGG L. ENGLES

                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER


Dallas, Texas
April 3, 1997


                             YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN PROMPTLY THE
           ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

                            SUIZA FOODS CORPORATION
                            3811 TURTLE CREEK BLVD.
                                   SUITE 1300
                              DALLAS, TEXAS 75219

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997

                            ------------------------


    This Proxy Statement is furnished in connection with the solicitation by Suiza Foods Corporation (the "Company") of proxies to be voted at its Annual Meeting of Stockholders to be held at 10:30 a.m. on Tuesday, May 13, 1997, at the Dallas Museum of Art, Horchow Auditorium, 1717 North Harwood, Dallas, Texas 75201, (the "Meeting") and at any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy Card was first mailed or given to stockholders on or about April 7, 1997.


    Any proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to the Secretary of the Company at the address set forth above or by oral or written statement at the Meeting. Shares represented by any proxy properly executed and received prior to the Meeting will be voted at the Meeting in accordance with the proxy or, if the proxy does not specify, in accordance with the recommendation of the Board of Directors.


    Stockholders of record at the close of business on March 19, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, the Company had 15,153,229 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on any matter submitted to the holders of Common Stock for a vote. Stockholders are not entitled to cumulate their votes in the election of directors.


    A quorum for the Meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Meeting. If a quorum is not present, the Meeting may be adjourned from time to time without further notice, if the time and place of the adjourned meeting are announced at the Meeting, until a quorum is obtained. Shares held by stockholders present at the meeting in person who do not vote on a particular matter, ballots marked "abstain" with respect to a matter and "broker nonvotes" that cannot be voted on a matter will be counted as present at the Meeting for quorum purposes, but will be deemed not to have been cast and will have no legal effect on the vote with respect to any such matter.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL 1--ELECTION OF DIRECTORS

    The Board of Directors has proposed Cletes O. Beshears, David F. Miller and Hector M. Nevares as nominees for reelection as Class II directors to serve for three year terms and until their successors are elected and qualified. A plurality of the votes cast at the Meeting is required to elect each nominee. Shares represented by proxies will be voted for the election of the nominees named below unless authority to do so is withheld. If, at the time of the Meeting, a nominee should be unable to serve, the shares represented by a proxy may be voted for a substitute nominee to be designated by the Board of Directors. For information regarding each of the nominees, see "Executive Officers and Directors".

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR CLASS II DIRECTOR.

PROPOSAL 2--APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the Company's number of authorized shares of Common Stock from 20,000,000 shares to 100,000,000 shares.

    The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The Company's Common Stock has no preemptive rights. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of the State of Delaware.

    If the amendment to the Company's Certificate of Incorporation is approved, the increased number of authorized shares of Common Stock will be available for issuance, from time to time, for such purposes and consideration, and on such terms, as the Board of Directors may approve and no further vote of the stockholders of the Company will be sought, except as required by applicable law or by the rules of The New York Stock Exchange (the "NYSE"). Management believes that the limited number of currently authorized but unissued shares of Common Stock unduly restricts the Company's ability to respond to business needs and opportunities. The availability of additional shares of Common Stock for issuance will afford the Company flexibility in the future by assuring that there will be sufficient authorized but unissued shares of Common Stock for possible acquisitions, financing requirements, stock splits and other corporate purposes. The Company has no definite plans for the use of the Common Stock for which authorization is sought.

    Pursuant to the requirements of the NYSE, on which the Company's Common Stock is listed, stockholder approval is required (in addition to the initial authorization of the shares) for the issuance of Common Stock (or securities convertible into Common Stock) under certain circumstances. These circumstances include the issuance of a number of shares equal to or in excess of 20% of the number of shares outstanding before such issuance, the adoption of certain types of stock option or purchase plans or other arrangements in which stock may be acquired by officers or directors of the Company and issuances that would result in a change of control of the Company.

    The existence of additional authorized shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the Company.


    In addition to the 15,153,229 shares of Common Stock outstanding at March 15, 1997, the Board has reserved an aggregate of 3,032,510 shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans, including 1,150,000 shares and 250,000 shares reserved for issuance under the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan and the 1997 Employee Stock Purchase Plan of Suiza Foods Corporation, respectively, for which stockholder approval is sought herein, leaving a balance of 1,814,261 authorized, unissued and unreserved shares of Common Stock.


    The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this amendment to the Company's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


PROPOSAL 3-- APPROVAL OF THE SUIZA FOODS CORPORATION 1997 STOCK OPTION AND
            RESTRICTED STOCK PLAN

    Effective as of February 24, 1997, the Board of Directors adopted the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan (the "1997 Plan"), subject to stockholder approval. A summary of the material features of the 1997 Plan follows. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 1997 Plan, a copy of which is attached as Appendix A and is incorporated herein by reference.

    GENERAL. The 1997 Plan provides for grants of stock options ("Options") and restricted stock ("Restricted Stock") to certain directors and to officers, key employees and consultants of the Company and its subsidiaries. The 1997 Plan will be administered by a committee of non-employee directors (the "Stock Option Committee") designated by the Board of Directors or by the Board of Directors as a whole.

    SHARES ISSUABLE THROUGH THE 1997 PLAN. A total of 1,150,000 shares of Common Stock are authorized and reserved for issuance under the 1997 Plan upon the exercise of Options or grants of Restricted Stock. Proportionate adjustments will be made to the number of shares of the Common Stock subject to the 1997 Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Board or the Stock Option Committee may also provide additional anti-dilution protection to a participant under the terms of such participant's Option or Restricted Stock agreement. Shares of Common Stock subject to Options or Restricted Stock grants that are canceled, terminated or forfeited will again be available for issuance under the 1997 Plan.

    ADMINISTRATION OF THE 1997 PLAN. The Board or the Stock Option Committee will administer the 1997 Plan and has authority to select the participants that will be granted Options and Restricted Stock, to terminate the plan or accelerate vesting of Options and Restricted Stock to determine the nature, extent, timing, exercise price, vesting and duration of Options and Restricted Stock, to prescribe all other terms and conditions consistent with the 1997 Plan, to interpret the 1997 Plan, to establish any rules or regulations relating to the 1997 Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the 1997 Plan.

    STOCK OPTIONS AND RESTRICTED STOCK. From time to time, the Chief Executive Officer of the Company will recommend to the Board or the Stock Option Committee individuals he or she believes should receive Options or Restricted Stock grants, the amount of shares of Common Stock he or she believes should be subject to such Option or Restricted Stock grant, and, with respect to any recommended Option, whether the Option should be a qualified or nonqualified option. The Board or the Stock Option Committee will consider, but need not accept, the Chief Executive Officer's grant recommendations. Each non-employee director of the Company or its subsidiaries will receive nonqualified options to purchase 7,500 shares of Common Stock on each June 30 that such director serves on the Company's Board of Directors; provided, that such number will be reduced to the extent (if any) that such director receives options on such date under an automatic grant pursuant to the Company's 1995 Stock Option and Restricted Stock Plan. As of December 31, 1996, a total of approximately 2,400 employees of the Company, including all officers, are eligible to participate in the 1997 Plan.

    The Board or the Stock Option Committee may grant nonqualified stock options or incentive stock options to purchase shares of Common Stock. The Board or the Stock Option Committee will determine the number and exercise price of the Options, and the time or times that the Options become exercisable, provided that an Option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The Board or the Stock Option Committee may award shares of Restricted Stock without requiring the payment of cash consideration for such shares. The term of an Option will also be determined by the Board or the Stock Option Committee, provided that the term of a qualified Option may not exceed 10 years. The 1997 Plan provides that each grant of Options or Restricted Stock will vest in accordance with the applicable Option or Restricted Stock agreement. The Option exercise price may be paid in cash, or, at the Company's option, in shares of Common Stock.

    TERMINATION OF EMPLOYMENT. If a participant dies or becomes disabled, all vested Options may be exercised at any time within one year (or their remaining term of the Option, if less). If a participant ceases to be a Company employee for any other reason, he or she must exercise any vested Options within ninety days.

    AMENDMENTS TO THE 1997 PLAN. The Board or the Stock Option Committee may amend or discontinue the 1997 Plan at any time subject to certain restrictions set forth in the 1997 Plan. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted Option or Restricted Stock award without the consent of the recipient thereof.

    FEDERAL INCOME TAX CONSEQUENCES

    The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986 (the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving Options or Restricted Stock. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an incentive Option and does not address special rules that may be applicable to directors and officers.

    STOCK OPTIONS. Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an Option.


    When a non-qualified stock option granted pursuant to the 1997 Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the Common Stock as to which the option is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a tax deduction in the year the Option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid to the Company for the Common Stock increased by an amount included in the optionee's taxable income resulting from the exercise of such option. The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the optionee acquires the Common Stock.


    An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is generally treated as short term or long term gain or loss depending on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

    RESTRICTED STOCK. A restricted stock award is not currently taxable income to a participant for so long as the stock is subject to a substantial risk of forfeiture and cannot be transferred free of forfeiture. The participant will generally be taxed on compensation income equal to the fair market value of the stock on the date the restrictions on the shares lapse.

    The participant may elect under Section 83(b) of the Code, however, to be taxed immediately on the value of the shares awarded as of the date of grant. Such an election must be made within 30 days after the award of shares and must be filed with the Internal Revenue Service. If the participant makes the Section 83(b) election and subsequently forfeits his or her shares, no deduction is permitted with respect to the forfeiture.

    The participant's tax basis in shares acquired through a stock award equals the amount of compensation income recognized upon vesting (or upon grant, in the case of a Section 83(b) election). Generally, if the participant subsequently sells the shares, any gain or loss will be capital.

    REASON FOR PROPOSAL

    The purpose of the 1997 Plan is to increase stockholder value and to advance the interests of the Company by furnishing equity incentives designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries. The Board of Directors believes that the 1997 Plan is in the best interest of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the total votes cast with respect to the 1997 Plan proposal is required to approve the 1997 Plan.

    INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    In considering whether to vote for approval of the 1997 Plan, stockholders should be aware that each of the directors, nominees for director and executive officers will be eligible for Option grants and Restricted Stock awards under the 1997 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SUIZA FOODS CORPORATION 1997 STOCK OPTION AND RESTRICTED STOCK PLAN.

PROPOSAL 4--APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN OF SUIZA FOODS
  CORPORATION

    Effective as of February 24, 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan of Suiza Foods Corporation (the "Purchase Plan"), subject to stockholder approval. A summary of the material features of the Purchase Plan follows. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Plan, a copy of which is attached as Appendix B and is incorporated herein by reference.

    GENERAL. Under the Purchase Plan, eligible employees may purchase Common Stock of the Company at a discount from the market price through a program of voluntary, regular payroll deductions. The Purchase Plan will be administered by a committee of non-employee directors (the "Compensation Committee") designated by the Board of Directors. The Compensation Committee will appoint an administrator who will be responsible for the implementation of the Purchase Plan, including the allocation of funds and Common Stock purchased thereunder, and record keeping.

    SHARES ISSUABLE THROUGH THE PURCHASE PLAN. A total of 250,000 shares of Common Stock are authorized and reserved for issuance under the Purchase Plan. Appropriate adjustments to the aggregate number of shares available under the Purchase Plan will be made, in the discretion of the Compensation

Committee, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The 250,000 shares of Common Stock authorized for sale under the Purchase Plan may be purchased by the Company in the open market, or may be authorized and unissued shares, treasury shares, or any combination thereof.

    ADMINISTRATION OF THE PURCHASE PLAN. The Compensation Committee has complete authority to construe, interpret and administer the provisions of the Purchase Plan.

    THE PURCHASE PLAN. Employees of the Company and its subsidiaries, including members of the Board of Directors who are employees, and whose customary employment is more than 20 hours per week and 5 months in a calendar year and who have at least six months of service are eligible to participate in the Purchase Plan. Employees who own five percent (5%) or more of the Company's outstanding Common Stock may not purchase stock under the Purchase Plan. As of December 31, 1996, a total of approximately 2,400 employees of the Company and its subsidiaries, including all officers (except for Gregg L. Engles), are eligible to participate in the Purchase Plan.

    Under the Purchase Plan, the Compensation Committee may permit eligible employees to purchase, through regular payroll deductions, shares of Common Stock at a purchase price equal to ninety percent (90%) of the fair market value of a share of Common Stock on the last day of an option period. An option period is one calendar month. Under the Purchase Plan, the fair market value of a share of Common Stock will be equal to the closing price of a share of Common Stock on the date in question.

    A participant may contribute up to a maximum of fifteen percent (15%) of his/her base compensation for the purchase of shares pursuant to the Purchase Plan. Payroll deductions will be accumulated and will be used to purchase shares of Common Stock at the end of the option period. A participant may decrease (but cannot increase) or suspend payroll deductions during an option period or withdraw from participation in the Purchase Plan at any time. No participant may purchase more than $25,000 of Common Stock in any calendar year, measured using the fair market value of a share of Common Stock at the time each option is granted.

    TERMINATION OF EMPLOYMENT. If a participant's employment terminates for any reason before the end of an option period, his or her participation in the Purchase Plan ceases immediately, and any shares of Common Stock purchased under the Purchase Plan and any accumulated employee contributions will be distributed to such participant.

    AMENDMENTS TO THE PURCHASE PLAN. The Board of Directors may amend or terminate the Purchase Plan at any time subject to certain restrictions set forth in the Purchase Plan. The Purchase Plan will automatically terminate after ten years, or on the date all shares authorized to be sold thereunder have been sold, subject to the right of the Board of Directors to terminate the Purchase Plan at any earlier time.

    FEDERAL INCOME TAX CONSEQUENCES

    The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Code. There may also be state, local and foreign income tax consequences applicable to purchases of Common Stock.

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. A participant under the Purchase Plan will not recognize income subject to federal income tax at the commencement of an option period or at the time shares are purchased. Funds withheld under the Purchase Plan and applied toward the purchase of Common Stock are taxed to the participant in the same manner as other regular earnings. The purchase of shares under the Purchase Plan may have additional tax consequences for a participant.

    A taxable event will not occur until a participant sells or makes a gift of the shares purchased through the Purchase Plan. Whether the participant disposes of the shares during or after the 2-year period following the last day of the relevant option period (the "Holding Period") will determine the federal income tax consequences to the participant.

    Participants who purchase shares under the Purchase Plan and dispose of them within 2 years of the last day of the applicable option period will recognize ordinary income on the difference between the price paid per share and the fair market value on the last business day of the option period, regardless of the market price of the shares at the time of the sale. A corresponding deduction will be available to the Company. In addition, a participant who sells shares within the applicable Holding Period will recognize a capital gain or loss on the difference between the amount realized on the sale and his or her "basis" in the shares. The participant's "basis" equals the price paid plus any ordinary income recognized as a result of the sale.

    If a participant disposes of shares purchased under the Purchase Plan more than 2 years after the last day of the applicable option period, or dies at any time while holding shares, ordinary income will be equal to the lesser of (i) the fair market value of the shares at the time of disposition minus the price paid under the Purchase Plan; or (ii) 10% of the fair market value of the shares on the last day of the applicable option period. The Company would not be entitled to a deduction for this amount. In addition, a capital gain will be recognized on the excess, if any, of the amount recognized on a sale over the participant's basis (the amount paid per share plus the ordinary income as a result of the sale). Any loss will be treated as a capital loss.

    REASON FOR PROPOSAL

    The purpose of the Purchase Plan is to make available to eligible employees of the Company and its subsidiaries a means of purchasing shares of Common Stock through voluntary, regular payroll deductions. The Board of Directors believes that the Purchase Plan is in the best interest of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the total votes cast with respect to the Purchase Plan is required to approve the Purchase Plan.

    INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    In considering whether to vote for approval of the Purchase Plan, stockholders should be aware that, with the exception of Gregg Engles, the Chairman of the Board and Chief Executive Officer of the Company, each of the directors, nominees for directors and executive officers will be eligible to participate in the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN OF SUIZA FOODS CORPORATION.

PROPOSAL 5--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Deloitte & Touche LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended December 31, 1996 and has reported on the Company's financial statements. The Board of Directors, upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1997 and recommends that the stockholders ratify this selection. The Board of Directors has been advised that Deloitte & Touche LLP has no relationship with the Company or its subsidiaries.

    A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

    Stockholder ratification is not required for the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1997 because the Board of Directors has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information believed by the Company to be accurate based on information provided to it concerning the beneficial ownership of Common Stock by: (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group, as of March 15, 1997.



                                                                                      NUMBER OF SHARES      PERCENT
BENEFICIAL OWNER                                                                     OF COMMON STOCK(1)    OF CLASS
-----------------------------------------------------------------------------------  -------------------  -----------
Gregg L. Engles....................................................................        1,333,672(2)          8.8%
Cletes O. Beshears.................................................................          151,204(3)          1.0
Hector M. Nevares..................................................................          342,492(4)          2.3
Tracy L. Noll......................................................................           60,963(5)        *
Gayle O. Beshears..................................................................          322,740(6)          2.1
Stephen L. Green...................................................................           22,217(7)        *
Robert L. Kaminski.................................................................          611,646             4.0
David F. Miller....................................................................           88,182           *
P. Eugene Pender...................................................................            7,400(8)        *
Robert Piccinini...................................................................            6,900(9)        *
Canaan.............................................................................           22,217(10)       *
John Hancock.......................................................................        1,723,267(11)        11.4
Pacific Mutual.....................................................................          968,745(12)         6.4
T. Rowe Price Small-Cap Value Fund.................................................          625,000             4.1
The Kaufman Fund, Inc..............................................................        1,300,000(13)         8.6
All executive officers and directors as a as a group (12 persons)..................        3,065,153            19.4


------------------------

  * Less than 1%

 (1) Percentages are based on the total number of shares outstanding, plus the total number of outstanding options that are exercisable within 60 days.

 (2) Includes 96,600 shares subject to options granted under the Option and Restricted Stock Plan that are exercisable within 60 days. Mr. Engles' address is 3811 Turtle Creek Blvd., Suite 1300, Dallas, Texas 75219.

 (3) Includes 102,432 shares subject to options granted under the Option and Restricted Stock Plan and the Exchange Plan that are exercisable within 60 days.

 (4) Includes 69,264 shares held by Neva Holdings, Inc., a company wholly owned by Mr. Nevares and his family, and 24,725 shares subject to options granted under the Option and Restricted Stock Plan that are exercisable within 60 days.

 (5) Includes 54,050 shares subject to options granted under the Option and Restricted Stock Plan that are exercisable within 60 days.

 (6) Includes 306,370 shares subject to options granted under the Option and Restricted Stock Plan and the Exchange Plan that are exercisable within 60 days.

 (7) Consists solely of shares owned by Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership, C.V. Mr. Green may be deemed to share beneficial ownership of such shares since he serves as a general partner of Canaan Capital Partners, L.P., the general partner of such entities (the "Canaan General Partner"), and shares voting and investment power with the other general partners of the Canaan General Partner.

 (8) Includes 6,900 shares subject to options granted under the Option and Restricted Stock Plan that are exercisable within 60 days.

 (9) Consists of 6,900 shares subject to options granted under the Option and Restricted Stock Plan that are exercisable within 60 days.

(10) Includes 2,373 shares held by Canaan Capital Limited Partnership and 19,844 shares held by Canaan Capital Offshore Limited Partnership, C.V. The Canaan General Partner exercises sole voting and investment power with respect to such shares.

(11) Includes 1,694,447 shares held by John Hancock Mutual Life Insurance Company and 28,820 shares held by John Hancock Life Insurance Company of America, an indirect, wholly owned subsidiary of John Hancock Mutual Life Insurance Company. John Hancock's address is T-50th Floor, 200 Clarendon Street, Boston, Massachusetts 02117.

(12) Includes 879,941 shares held by Pacific Mutual Life Insurance Company and 88,804 shares held by PM Group Life Insurance Co., an indirect, wholly owned subsidiary of Pacific Mutual Life Insurance Company, each of which exercises independent voting and investment power with respect to such shares. Pacific Mutual's address is 700 Newport Center Drive, Newport Beach, California 92660.

(13) The Kaufman Fund, Inc.'s address is 140 E. 45th Street, 43rd Floor, New York, New York 10017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 1996 were made on a timely basis.

                        EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information concerning the executive officers and directors of the Company as of February 28, 1997.

NAME                                                AGE                       POSITION WITH THE COMPANY
----------------------------------------------      ---      ------------------------------------------------------------
Gregg L. Engles(1)............................          39   Chairman of the Board and Chief Executive Officer

Cletes O. Beshears*(1)(2).....................          70   President and Director

Hector M. Nevares*(1).........................          46   Vice Chairman of the Board

William P. Brick..............................          45   Executive Vice President, Chief Operating Officer and
                                                               Assistant Secretary

Gayle O. Beshears(2)(3).......................          68   Executive Vice President and Director

Tracy L. Noll.................................          48   Vice President, Chief Financial Officer and Secretary

John W. Madden................................          31   Vice President, Treasurer and Assistant Secretary

Stephen L. Green(3)(4)(5).....................          46   Director

Robert L. Kaminski............................          46   Director

David F. Miller*..............................          67   Director

P. Eugene Pender(3)(4)(5).....................          66   Director

Robert Piccinini..............................          55   Director

------------------------

 *  Nominee for Class II Director.

(1) Member of the Executive Committee of the Board of Directors.

(2) Cletes O. Beshears and Gayle O. Beshears are brothers.

(3) Member of the Audit Committee of the Board of Directors.

(4) Member of the Compensation Committee of the Board of Directors.

(5) Member of the Stock Option Committee of the Board of Directors.

    GREGG L. ENGLES. Mr. Engles joined the Company in October 1994 as Chairman of the Board and Chief Executive Officer. Mr. Engles has served as Chairman of the Board and Chief Executive Officer of Reddy Ice since May 1988, Chairman of the Board of Suiza-Puerto Rico since December 1993, and Chairman of the Board of Velda Farms since April 1994. In addition, Mr. Engles has served as President of Kaminski Engles Capital Corporation ("KECC") since May 1988 and as President of Engles Management Corporation ("EMC") since February 1993. KECC and EMC are investment banking and consulting firms. Mr. Engles was also President of Engles Capital Corporation, an investment banking and consulting firm, from May 1989 to October 1992. Mr. Engles is a director and member of the compensation committee of Columbus Realty Trust, a public real estate investment trust.

    CLETES O. BESHEARS. Mr. C.O. Beshears joined the Company in October 1994 as director, President and Chief Operating Officer. Mr. C.O. Beshears served as President and Chief Executive Officer of Velda Farms from April 1994 to April 1995. From March 1988 to April 1994, Mr. C.O. Beshears provided consulting services to companies pursuing acquisitions of dairy companies. From 1980 to 1988, Mr. C.O. Beshears served as Vice President of The Southland Corporation and Chief Operating Officer of its Dairy Group. From 1965 to 1980, Mr. C.O. Beshears served as Division Manager of several of The Southland Corporation's regional dairies, including Velda Farms. Mr. Beshears relinquished the title of Chief Operating Officer in October 1996.

    HECTOR M. NEVARES. Mr. Nevares joined the Company as a director in October 1994. Mr. Nevares served as President of Suiza-Puerto Rico from June 1983 until September 1996, having served in additional executive capacities at Suiza-Puerto Rico since June 1974. In September 1996, Mr. Nevares became Vice Chairman of the Board. Mr. Nevares is a director of First Federal Savings Bank, a public company, in San Juan, Puerto Rico.

    WILLIAM P. BRICK. Mr. Brick joined the Company in July 1996 as Executive Vice President and became Chief Operating Officer of the Company in October 1996. Prior to joining the Company, Mr. Brick served as Vice President--Sales and Marketing for the Metropoulos Management Group from February 1996 until June 1996. From August 1995 until January 1996, Mr. Brick served as Vice President--Sales and Marketing for Ultra Products. From April 1995 until August 1995, Mr. Brick owned and operated a private golf course in Ontario, Canada. Mr. Brick served in various marketing capacities, including Vice President of Sales, for The Morningstar Group, Inc. from October 1991 until December 1994. From 1988 until August 1991, Mr. Brick served in various marketing capacities for Palm Dairies Inc. in Calgary, Alberta.

    GAYLE O. BESHEARS. Mr. G.O. Beshears joined the Company as a director in October 1994. In September 1996, Mr. G.O. Beshears became an Executive Vice President of the Company. Mr. G.O. Beshears served as President of Reddy Ice from May 1988 until September 1996. From January 1985 to May 1988, Mr. G.O. Beshears served as Division Manager of the Reddy Ice division of The Southland Corporation. Prior to January 1985, Mr. G.O. Beshears served in a number of capacities for The Southland Corporation's Dairy Group, including Division Manager of Midwest Farms Dairy.

    TRACY L. NOLL. Mr. Noll joined the Company in October 1994 as Vice President, Chief Financial Officer and Secretary. Prior to joining the Company, Mr. Noll served as Controller of Foxmeyer Corporation from June 1994 until September 1994. From March 1988 until June 1994, Mr. Noll served as Vice President and Chief Financial Officer of The Morningstar Group Inc., the parent company of Velda Farms until its acquisition by the Company in April 1994.


    JOHN W. MADDEN. Mr. Madden joined the Company in October 1994 as Vice President and Treasurer. From November 1990 to October 1994, Mr. Madden was employed by and associated during various periods with KECC, EMC and Engles Capital Corporation. From July 1988 to July 1990, Mr. Madden was employed as an analyst with Bankers Trust Company.


    STEPHEN L. GREEN. Mr. Green was elected to the Company's Board of Directors in October 1994. Mr. Green has served as a General Partner of Canaan Capital Partners, L.P., the general partner of Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership, C.V., principal stockholders of the Company, since November 1991. From October 1985 until November 1991, Mr. Green served as Managing Director of GE Capital Corporation's Corporate Finance Group. Mr. Green is a director of Chartwell Re Corporation and CapMAC Holdings Inc., each of which is a public company.

    ROBERT L. KAMINSKI. Mr. Kaminski was elected to the Company's Board of Directors in November 1994. Mr. Kaminski has served as President of Robert Kaminski Interests, Inc. since 1984 and has been a principal in KECC since 1988. Robert Kaminski Interests, Inc. and KECC are both investment banking and consulting firms.


    DAVID F. MILLER. Mr. Miller was elected to the Company's Board of Directors in March 1997, to fill the vacancy created by the resignation of Robert Bartholomew. Prior to his retirement in 1990, Mr. Miller served as Vice Chairman of the Board and Chief Operating Officer of J.C. Penney, Inc. ("J.C. Penney") since 1987. At the time of his retirement, Mr. Miller had served in various capacities for J.C. Penney for a total of 37 years. Mr. Miller is a director of Winn-Dixie Stores, Inc.


    P. EUGENE PENDER. Mr. Pender was elected to the Company's Board of Directors in October 1994. Prior to his retirement in December 1987, Mr. Pender served as Vice President and Controller of The

Southland Corporation. Thereafter, Mr. Pender served as a consultant to The Southland Corporation until March 1991.

    ROBERT PICCININI. Mr. Piccinini was elected to the Company's Board of Directors in November 1995. Mr. Piccinini has served as Chairman of the Board and Chief Executive Officer of Save Mart Supermarkets since 1985. Prior to 1985, Mr. Piccinini served in a number of capacities at Save Mart, including President from 1981 to 1985 and Vice President from 1971 to 1981.

BOARD OF DIRECTORS AND MEETINGS

    The Board of Directors of the Company is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve for three years. The terms of Cletes O. Beshears, David
F. Miller and Hector M. Nevares will expire at the 1997 annual meeting and, if reelected, at the 2000 annual meeting; the terms of Gregg L. Engles, P. Eugene Pender and Robert Piccinini will expire at the 1998 annual meeting; and the terms of Gayle O. Beshears, Robert L. Kaminski and Stephen L. Green will expire at the 1999 annual meeting.

    The business of the Company is managed under the direction of the Board of Directors. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors held ten meetings during the fiscal year ended December 31, 1996. The Board also acted by unanimous written consent on several occasions.

COMMITTEES OF THE BOARD OF BOARD OF DIRECTORS

    The Board of Directors has established Audit, Compensation and Stock Option Committees, which devote attention to specific subjects and assist the Board of Directors in the discharge of its responsibilities. The functions of each committee and its current members are described below.

    AUDIT COMMITTEE. The Audit Committee consists of three members appointed by the Board of Directors from directors, a majority of whom are neither officers nor employees of the Company or its subsidiaries. The Audit Committee recommends to the Board of Directors the appointment of a firm of independent certified public accountants to conduct audits of the books, records and accounts of the Company and monitors the performance, findings and reports of, and approves the fee arrangement with the independent certified public accountants. The Audit Committee also reviews accounting objectives and procedures of the Company and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee currently consists of Messrs. Pender (chairman), G.O. Beshears and Green. The Audit Committee held no formal meeting during the fiscal year ended December 31, 1997.

    COMPENSATION COMMITTEE. The Compensation Committee consists of two members of the Board of Directors who are neither officers nor employees of the Company. The Compensation Committee determines the compensation of the Chief Executive Officer and, with the assistance of management, of senior executive employees of the Company (including salary, bonus and benefits). The Compensation Committee will also administer the Purchase Plan, if such plan is approved by the stockholders herein. The Compensation Committee currently consists of Messrs. Pender (chairman) and Piccinini. The Compensation Committee held one formal meeting during the fiscal year ended December 31, 1996.

    STOCK OPTION COMMITTEE. The Stock Option Committee consists of two members, Messrs. Pender and Piccinini, neither of whom are employees or officers of the Company. The Stock Option Committee administers the Suiza Foods Corporation Exchange Stock Option and Restricted Stock Plan and the Suiza Foods Corporation 1995 Stock Option and Restricted Stock Plan, and will administer the 1997 Plan, if such plan is approved by the stockholders herein (collectively, the "Stock Option Plans"). In general, the Stock Option Committee construes, interprets and administers the Stock Option Plans and the provisions of the options granted thereunder, prescribes and amends rules for the operation of the Stock Option Plans and makes all other determinations necessary or advisable for implementation and administration of the Stock Option Plans. The Stock Option Committee has full and final authority to select the key employees to whom awards are granted, the number of shares of Common Stock subject to awards and the terms of awards, including the exercise price and vesting period of options. During the fiscal year ended December 31, 1996, the Stock Option Committee acted only by unanimous consent and did not hold any formal meetings.

COMPENSATION OF DIRECTORS

    The Company pays its unaffiliated outside directors an annual fee of $15,000, payable quarterly, plus a fee of $1,000 for each board meeting attended. (As referred to herein, an unaffiliated outside director is a director who is not an employee or officer of the Company or any of its subsidiaries, nor a beneficial owner of 345,000 or more shares of Common Stock, nor an employee or affiliate of a beneficial owner of 345,000 or more shares of Common Stock; the Company's current unaffiliated outside directors are Messrs. Pender and Piccinini). The Company also pays its unaffiliated outside directors $1,000 annually for serving on a board committee and an additional $2,000 annually for chairing any such committee. The Company reimburses its directors for expenses incurred in attending board and committee meetings.

    Directors are eligible to receive stock options and restricted stock awards pursuant to the Suiza Foods Corporation 1995 Stock Option and Restricted Stock Plan (the "1995 Plan"). On January 1, 1996, Mr. Piccinini received nonqualified stock options to purchase 3,450 shares of Common Stock at $12.32 per share; and on June 30, 1996, Messrs. Pender and Piccinini each received non-qualified stock options to purchase 3,450 shares of Common Stock at $17.25 per share. The 1995 Plan provides that each unaffiliated outside director will automatically receive nonqualified stock options to purchase 3,450 shares of Common Stock on the date such person becomes a director of the Company and on each June 30 thereafter that such person continues to serve as a director. These options vest immediately and are exercisable at fair market value on the date of grant, as determined by the Board of Directors. Each unaffiliated outside director will automatically receive stock options to purchase an aggregate of 7,500 shares of Common Stock on each June 30 that such person continues to serve as a director if the 1997 Plan is approved by the stockholders herein.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    Prior to the completion of a corporate combination (the "Combination") in March 1995, the executive officers of the Company did not receive any compensation from the Company, although certain of these officers received compensation from entities that became subsidiaries of the Company pursuant to the Combination. Messrs. Engles, C.O. Beshears, G.O. Beshears and Noll now receive compensation from Suiza Management Corporation, a wholly owned subsidiary of the Company, in accordance with their respective employment agreements. Mr. Nevares, who was formerly the President of the Company's Puerto Rico dairy subsidiaries (collectively, "Suiza-Puerto Rico"), receives compensation from Suiza-Puerto Rico.

    The following table sets forth the annual cash compensation paid or accrued by the Company to its Chief Executive Officer and its other four and most highly compensated executive officers for the years ended December 31, 1996 and 1995.

                                                               ANNUAL COMPENSATION             LONG-TERN
                                                      -------------------------------------  COMPENSATION
                                                                              OTHER ANNUAL      SHARES        ALL-OTHER
                                                                              COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR        SALARY      BONUS         $(1)        OPTIONS(#)       ($)(2)
--------------------------------------  ------------  ----------  ----------  -------------  -------------  -------------
Gregg L. Engles ......................       1996     $  420,000  $  210,000       --             13,800         --
 Chairman of the Board and Chief             1995(3)     299,467     180,000       --            138,000         --
 Executive Officer

Cletes O. Beshears ...................       1996        367,500     165,375       --             20,700         --
 President                                   1995        291,509     175,300       --            138,000         --

Hector M. Nevares ....................       1996        294,000      97,020       --              5,175         --
 Vice Chairman of the Board                  1995        280,000      92,400       --             34,500         --

Gayle O. Beshears ....................       1996        241,817     106,590       --              5,175      $     400
 Executive Vice President                    1995        216,711      95,172       --             34,500          9,019

Tracy L. Noll ........................       1996        170,000      70,000       --              6,900         --
 Vice President and Chief Financial          1995        160,000      43,200       --             77,625         --
 Officer

------------------------

(1) In each case, the aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) The amounts shown in the "All Other Compensation" column consist of contributions by the Company to a 401(k) plan on behalf of the named executive.

(3) Reflects only payments for the nine months following completion of the Combination, prior to which no compensation was paid by any of the entities combined in the Combination.


    During 1996, options to purchase an aggregate of 411,153 shares of Common Stock at fair market value as of the date of grant were granted under the 1995 Plan. The following table provides information regarding stock options granted during 1996 to the executive officers of the Company named in the Summary Compensation Table.

                           OPTION GRANTS DURING 1996


                                                        INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                    ----------------------------------------------------------     VALUE AT ASSUMED
                                     NUMBER OF                                                  ANNUAL RATES OF STOCK
                                    SECURITIES   % OF TOTAL OPTIONS                             PRICE APPRECIATION FOR
                                    UNDERLYING       GRANTED TO        EXERCISE                     OPTION TERM(1)
                                      OPTIONS     EMPLOYEES DURING     PRICE ($/   EXPIRATION   ----------------------
NAME                                GRANTED(#)          1996            SHARE)        DATE        5%($)       10%($)
----------------------------------  -----------  -------------------  -----------  -----------  ----------  ----------
Gregg L. Engles...................      13,800              3.4%       $   12.32     1/01/2006  $  106,922  $  270,962
Cletes O. Beshears................      20,700              5.0            12.32     1/01/2006     160,384     406,442
Hector M. Nevares.................       5,175              1.3            12.32     1/01/2006      40,096     101,611
Gayle O. Beshears.................       5,175              1.3            12.32     1/01/2006      40,096     101,611
Tracy L. Noll.....................       6,900              1.7            12.32     1/01/2006      53,461     135,481


------------------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

    The following table provides information regarding the exercise of stock options during 1996 and the year-end option values.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                   SHARES                    OPTIONS AT YEAR END(#)        AT YEAR END ($)(1)
                                 ACQUIRED ON     VALUE     --------------------------  ---------------------------
NAME                             EXERCISE(#)  REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
Gregg L. Engles................      --           --           46,000        105,800   $    448,040   $ 1,005,514
Cletes O. Beshears.............      --           --           49,532        117,999        495,581     1,131,556
Hector M. Nevares..............      --           --           11,500         28,175        112,010       265,058
Gayle O. Beshears..............      --           --          293,145         28,175      5,807,632       265,058
Tracy L. Noll..................      --           --           25,875         58,650        252,023       558,762

------------------------

(1) The value of in-the-money options at year-end is based on the fair market value of $20.25 per share of Common Stock, which was the closing price for the Company's Common Stock on December 31, 1996, as reported on the Nasdaq National Market.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS


    The Company entered into employment agreements with Messrs. Engles and C.O. Beshears in March 1995, pursuant to which Mr. Engles serves as Chairman of the Board and Chief Executive Officer of the Company and Mr. C.O. Beshears serves as President of the Company. The employment agreements provide that Messrs. Engles and C.O. Beshears will receive annual base salaries of $420,000 and $367,500, respectively, as well as incentive cash bonuses. If certain minimum levels of net income are met, Mr. Engles and Mr. C.O. Beshears may earn an incentive cash bonus of up to 100% and 90% respectively, of the respective annual base salaries. Based on the Company's net income during 1996, Mr. Engles received an incentive cash bonus of $210,000 and Mr. C.O. Beshears received an incentive cash bonus of $165,375. The Board of Directors is required to review cash compensation arrangements for Messrs. Engles and C.O. Beshears annually and provide for such increases as may be warranted in accordance with the Company's policies.

    The employment agreements of Messrs. Engles and C.O. Beshears had initial terms of three years, but have been extended until March 31, 1999. These agreements may be terminated by the Company prior to completion of the term upon the death or disability of the employee, "with cause", or in the event the employee materially breaches the agreement. As defined in the employment agreements, the term "with cause" means any termination of the employee for: (i) commission of an act of fraud or embezzlement against the Company; (ii) conviction of a felony or a crime involving moral turpitude; (iii) gross negligence or willful misconduct in performing the employee's duties; or (iv) breach of fiduciary duty in connection with the employee's employment. Messrs. Engles' and C.O. Beshears' employment agreements also contain two-year non-compete provisions, which apply if the respective employee is terminated with cause or in the event the employee materially breaches the agreement.


    Hector M. Nevares serves as Vice Chairman of the Board and receives an annual base salary of $294,000 and an annual bonus equal to 33% of his base salary, pursuant to an employment agreement entered into in December 1993 and amended in March 1995. Mr. Nevares may earn up to an additional 27% (or a combined maximum of up to 60%) of his annual base salary if certain minimum levels of operating income are met at Suiza-Puerto Rico. Based on operating income at Suiza-Puerto Rico during 1996, Mr. Nevares received an incentive cash bonus of $97,020 for 1996. The Company is required to review Mr. Nevares' cash compensation arrangements annually and provide for such increases as may be warranted in accordance with the Company's policies. The agreement had an initial term expiring on December 15, 1996, but has been extended until March 31, 1999. This Agreement is terminable by the Company prior to the completion of its term only upon the death or disability of Mr. Nevares or "for cause". As defined in Mr. Nevares' employment agreement, the term "for cause" means any termination of the employee for: (i) misconduct or action damaging or detrimental to the Company; (ii) engaging in conduct that would constitute a crime; (iii) the use, possession, sale, transportation, distribution or being under the influence of a controlled substance other than as prescribed by a licensed physician; or (iv) misappropriation of the Company's funds or conviction of a crime involving a felony. Mr. Nevares' employment agreement contains a five-year non-compete provision, which applies upon termination of his employment agreement for any reason.


    Mr. G.O. Beshears has agreed to a three-year noncompetition covenant, which applies if he is terminated for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Compensation decisions concerning the executive officers of the Company for 1996 were made by the Compensation Committee of the Board of Directors. Messrs. Green, Kaminski, Pender and Piccinini served as members of the Compensation Committee at various times during the fiscal year ended December 31, 1996.

    Velda Farms, Inc., a wholly-owned subsidiary of the Company ("Velda Farms"), purchases a portion of its requirements for frozen concentrated orange juice from an entity in which Mr. Kaminski owns a minority limited partner interest. Purchases by Velda Farms from this supplier totaled approximately $1.7 for the fiscal year ended December 31, 1996. Reddy Ice Corporation, a wholly-owned subsidiary of the Company ("Reddy Ice"), purchases plastic bags for use in its ice operations from a plastic bag manufacturer in which Mr. Kaminski owns a minority interest. Reddy Ice's purchases from this supplier totaled approximately $346,000 for the fiscal year ended December 31, 1996. An affiliate of Mr. Piccinini purchases fresh milk from Model Dairy, Inc., a wholly-owned subsidiary of the Company ("Model Dairy"). In addition, Model Dairy purchases certain supplies and products used in its business, primarily plastic bottles and cottage cheese, from this entity. Sales of fresh milk by Model Dairy to this entity totaled approximately $16.2 million for the fiscal year ended December 31, 1996. Purchases of supplies and products by Model Dairy from this entity totaled approximately $1.6 million for the fiscal year ended December 31, 1996.

COMPENSATION COMMITTEE'S AND STOCK OPTION COMMITTEE'S REPORT ON EXECUTIVE
  COMPENSATION


    The Compensation Committee is responsible for recommending to the full Board of Directors salary amounts for the Company's Chief Executive Officer and the other executive officers and making the final determination regarding bonus arrangements to such persons. The Stock Option Committee is responsible for making the final determination regarding awards of stock options and restricted stock to such persons.

    Compensation to executive officers is designed to attract and retain highly capable executives, to motivate the performance of executives in support of the achievement of the Company's strategic financial and operating performance objectives and to reward performance that meets this standard. The Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. In 1996, executive compensation was comprised of the following elements:

        BASE SALARY. The base salary for the Chief Executive Officer and the other executive officers of the Company was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to the Company's, the responsibilities of each executive officer and the subjective evaluation of such officer's contribution to the Company.

        ANNUAL INCENTIVE COMPENSATION. Year-end cash bonuses are designed to motivate the Chief Executive Officer and the other executive officers to achieve annual financial and other goals based on the strategic financial and operating performance objectives of the Company. In conjunction with the Compensation Committee's review of the strategic and operating plans of the Company, the Compensation Committee established target performance levels for the executive officers based on the Company's consolidated net income. Bonus amounts were paid to the executive officers based on the target performance level reached.

        STOCK OPTION PLAN. The 1995 Plan forms the basis of the Company's long-term incentive plan for its executive officers. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. Stock options are generally granted annually, at fair market value on the date of the grant. In selecting recipients for option grants and in determining the size of such grants, the Stock Option Committee considers various factors such as the earnings levels of the Company and the contributions of the individual recipient to the Company.

    Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to the Company's core businesses and various benefits generally available to employees of the Company (such as health insurance). It is the Company's policy to qualify compensation paid to executive officers for deductibility under applicable provisions of the Internal Review Code, including Section 162(m).

        1996 COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Engles' base salary for 1996 was $420,000. Mr. Engles' bonus potential was up to 100% of base salary, with a potential range of 0% to 100% of base salary. Mr. Engles' 1996 cash bonus, which was based on the degree of attainment of financial goals established in 1995 and 1996, reflects the fact that in 1996 the Company's net income increased substantially. In 1996, Mr. Engles received an option grant under the 1995 Plan. In making the option grant, the Stock Option Committee considered the factors described above under "Stock Option Plan".

                                                                Stephen L. Green
                                                                P. Eugene Pender

                                           Members of the Compensation Committee
                                                  and the Stock Option Committee

CORPORATE PERFORMANCE GRAPH

    The following graph compares the cumulative total return of the Company's Common Stock during the period commencing April 17, 1996, the date public trading of the Common Stock began following the Company's initial public offering, to December 31, 1996, with the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and a peer group index (the "Peer Group Index") of United States companies within Standard Industrial Codes 2020 to 2029 (dairy products). The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The graph depicts the results of investing $100 in the Common Stock, the S&P 500 Index and the Peer Group Index at closing prices on April 17, 1996, and assumes that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SUIZA FOODS CORPORATION   S&P 500 STOCKS   DAIRY PRODUCTS STOCKS
4/17/96                    100.000           100.000                100.000
4/30/96                     93.443           102.057                 99.820
5/31/96                    119.672           104.641                103.744
6/28/96                    113.115           105.089                103.936
7/31/96                    106.557           100.405                 94.071
8/30/96                    114.754           102.609                 96.538
9/30/96                    113.115           108.359                100.876
10/31/96                   113.115           111.332                107.252
11/29/96                   122.951           119.841                106.204
12/31/96                   132.787           117.474                112.434

    THE STOCK PRICE PERFORMANCE DEPICTED IN THE CORPORATE PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE CORPORATE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    As of December 31, 1996, John Hancock Life Insurance Company and an affiliate ("John Hancock") and Pacific Mutual Life Insurance Company and an affiliate ("Pacific Mutual") held $31.0 million and $5.0 million, respectively, of the Company's outstanding subordinated notes (the "Subordinated Notes"). Upon completion of a public offering of Common Stock in January 1997, John Hancock was paid approximately $34.7 million (including approximately $3.7 million in prepayment penalties) and Pacific Mutual was paid approximately $5.6 million (including approximately $0.6 million in prepayment penalties) in repayment of the entire amount of their outstanding Subordinated Notes, together with accrued interest on the principal amounts repaid. In April 1996, John Hancock and Pacific Mutual were paid approximately $14.0 million (including approximately $1.4 million in prepayment penalties) and approximately $3.5 million (including approximately $0.4 million in prepayment penalties), respectively, from the net proceeds from the Company's initial public offering in repayment of certain 15% Subordinated Notes, together with accrued interest on the principal amounts repaid. Robert Bartholomew, who served as a director of the Company from October 1994 until February 1997, is affiliated with Pacific Mutual.

    Velda Farms purchases a portion of its requirements for frozen concentrated orange juice from an entity in which Messrs. Engles, Kaminski and Madden collectively own a minority limited partner interest. Velda Farms has no written agreement with this supplier, and all purchases are based on purchase orders. Management of Velda Farms monitors the market price for frozen concentrated orange juice by maintaining contact with a number of potential suppliers and purchases the product from the supplier offering the lowest price, inclusive of delivery and other service charges. Management believes that the terms of the purchase orders are at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party. Purchases by Velda Farms from this supplier totaled $1.7 million for the fiscal year ended December 31, 1996.

    Reddy Ice purchases plastic bags for use in its ice business from a plastic bag manufacturer in which Messrs. Engles, Kaminski and Madden own a minority equity interest. The seller principally manufactures bread bags. Reddy Ice's purchases from this supplier totaled approximately $346,000 for the fiscal year ended December 31, 1996. Management believes that the terms of the purchase orders are at least as favorable to the Company as could have been obtained in an arms'-length transaction with an unaffiliated third party.

    An affiliate of Mr. Piccinini purchases fresh milk from Model Dairy. Sales of fresh milk by Model Dairy to this entity totaled approximately $16.2 million for the fiscal year ended December 31, 1996. This entity is Model Dairy's largest customer. In addition, Model Dairy purchases certain supplies and products used in its business, primarily plastic bottles and cottage cheese, from this entity. Purchases of these items by Model Dairy from this entity totaled approximately $1.6 million for the fiscal year ended December 31, 1996.

    In August 1996, the Company entered into a financial advisory agreement with an affiliate of Mr. Nevares, pursuant to which the affiliate provides investment banking and consulting services concerning certain tax credits generated by the Company's Puerto Rico dairy operations. In September 1996, the Company paid this entity $99,000 under the agreement in connection with the sale by the Company of a portion of the Puerto Rico tax credits. The agreement expires in April 1997.


    In March 1997, the Company acquired all of the outstanding capital stock of PureIce of the South, Inc. ("PureIce"), a manufacturer and distributor of ice products in Florida, for a purchase price of approximately $5.3 million, plus the assumption of certain outstanding indebtedness. David F. Miller, a nominee for Class II director, was a majority stockholder of PureIce and received an aggregate of approximately $2.9 million of the purchase price at the closing of the acquisition, including 88,182 shares of Common Stock.

                             STOCKHOLDER PROPOSALS

    A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's 1998 annual meeting that is received at the Company's principal executive office, 3811 Turtle Creek Blvd., Suite 1300, Dallas, Texas 75219, Attention: Tracy L. Noll, by November 30, 1997, will be included in the Company's proxy statement and form of proxy for that meeting.

    Stockholders wanting to present proposals for action at the next annual meeting must give written notice by certified mail, in accordance with Article II, Section 3 of the Company's Bylaws, to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement no later than March 1 of any calendar year; provided however, that in the event less than 35 days' notice of an annual meeting of stockholders is given, such notice by a stockholder must be made and delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of annual meeting is mailed. Stockholder proposals may be presented to the annual meeting in person by the stockholder submitting such proposal or a representative who is qualified under Delaware law to present the proposal on the stockholder's behalf. The chairman presiding at any meeting of the stockholders may, in his sole discretion, refuse to allow a stockholder or the stockholder's representative to present any proposal which the Company would not be required to include in a proxy statement pursuant to any rule promulgated by the Securities and Exchange Commission.

                        PERSONS MAKING THE SOLICITATION

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                              FINANCIAL STATEMENTS


    A copy of the 1996 Annual Report of the Company containing audited financial statements accompanies this Proxy Statement. The consolidated balance sheets of Suiza Food Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996 contained on pages 24 through 43 of the 1996 Annual Report to Stockholders of Suiza Food Corporation and the Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations contained on pages 17 through 23 of such Annual Report are incorporated by this reference in this Proxy Statement. The remainder of the Annual Report does not constitute a part of the proxy solicitation material.


    THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO TRACY L. NOLL, SUIZA FOODS CORPORATION, 3811 TURTLE CREEK BLVD., SUITE 1300, DALLAS, TEXAS 75219.

                                          By Order of the Board of Directors,

                                          GREGG L. ENGLES
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER


April 3, 1997

                                   APPENDIX A

                   SUIZA FOODS CORPORATION 1997 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

                            SUIZA FOODS CORPORATION
                  1997 STOCK OPTION AND RESTRICTED STOCK PLAN

    1. PURPOSE OF THE PLAN. This Plan shall be known as the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of Suiza Foods Corporation and its subsidiaries.

    Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

    "Board" means the Board of Directors of the Corporation.

    "Common Stock" means the Common Stock, $.01 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the committee described in Section 19 that administers the Plan or, if no such committee has been appointed, the full Board.

    "Consultant" means any consultant or advisor who renders bona fide services to the Corporation or one of its Subsidiaries, which services are not in connection with the offer or sale of securities in a capital-raising transaction.

    "Corporation" means Suiza Foods Corporation, a Delaware corporation.

    "Date of Grant" means the date on which an Option is granted or Restricted Stock is awarded pursuant to this Plan or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective.

    "Employee" means any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by the principal national exchange or trading system on which the Common Stock is then listed or traded. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Board or the Committee, in its sole discretion. In making such determination, the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

    "Non-Employee Director" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and also an "outside director" within the meaning of Treasury Regulation Section1.162-27(e)(3).

    "Nonqualified Option" means any Option that is not a Qualified Option.

    "Option" means a stock option granted pursuant to Section 6 of this Plan.

    "Optionee" means any Employee, Consultant or director who receives an Option.

    "Participant" means any Employee, Consultant or director who receives an Option or Restricted Stock pursuant to this Plan.

    "Plan" means this Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan, as amended from time to time.

    "Qualified Option" means any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

    "Restricted Stock" means Common Stock awarded to an Employee, Consultant or director pursuant to Section 7 of this Plan.

    "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

    "Subsidiary" means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

    3. TERM OF PLAN. The Plan has been adopted by the Board effective as of February 24, 1997. To permit the granting of Qualified Options under the Code, and to qualify awards of Options or Restricted Stock hereunder as "performance based" under Section 162(m) of the Code, the Plan will be submitted for approval by the stockholders of the Corporation by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding, for approval no later than the next annual meeting of stockholders. If the Plan is not so approved by the stockholders of the Corporation, then any Options previously granted under the Plan will be Nonqualified Options, regardless of whether the option agreements relating thereto purport to grant Qualified Options. The Plan shall continue in effect until terminated pursuant to Section 19(a).

    4. SHARES SUBJECT TO THE PLAN. Except as otherwise provided in Section 18 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options or upon the grant of Restricted Stock pursuant to this Plan shall be 1,150,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, then the shares that were subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above.

    5. ELIGIBILITY. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees, Consultants and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Restricted Stock may be granted under Section 7 of the Plan to such Employees, Consultants and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall also determine the number of Options or shares of Restricted Stock to be granted, the number of shares subject to each Option or Restricted Stock grant, the exercise price or prices of each Option, the vesting and exercise period of each Option and the vesting and/or forfeiture provisions relating to Restricted Stock, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option or grant of Restricted Stock, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

    6. GRANT OF OPTIONS. Except as provided in Section 19(b), the Board or the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer. In connection with the granting of any Options under the Plan, the aggregate number of shares of Common Stock issuable to any single Participant shall not exceed the number of shares subject to the Plan referred to in Section 4.

    Unless the Board or the Committee determines otherwise with respect to a particular year, each Non-Employee Director will automatically be granted a Nonqualified Option to purchase 7,500 shares of Common Stock (subject to adjustment pursuant to Section 18 hereof), at an exercise price equal to the Fair Market Value of the Common Stock on the Date of Grant, on June 30 of each year; provided that such number of shares will be reduced to the extent (if any) that such director receives options on such date under an automatic grant pursuant to the Corporation's 1995 Stock Option and Restricted Stock Plan.

    7. RESTRICTED STOCK. The Board or the Committee shall determine the number of shares of Common Stock to be granted as Restricted Stock from time to time under the Plan. The grant of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer.

    8. TIME OF GRANT OF OPTIONS. The date of grant of an Option or Restricted Stock under the Plan shall be the date on which the Board or the Committee awards the Option or Restricted Stock or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option or Restricted Stock is granted promptly after the date of such grant.

    9. PRICE. The exercise price for each share of Common Stock subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Board or the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant. The Board or the Committee in its discretion may award shares of Restricted Stock under Section 7 of the Plan to Participants without requiring the payment of cash consideration for such shares.

    10. VESTING. Subject to Section 12 of this Plan, each Option and Restricted Stock award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement or Restricted Stock agreement. The Board or the Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. A Participant's Option or Restricted Stock agreement may contain such additional provisions with respect to vesting as the Board or the Committee may specify.

    11. EXERCISE. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price.

    If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

    12. WHEN QUALIFIED OPTIONS MAY BE EXERCISED. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; PROVIDED, HOWEVER, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five
(5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Optionee's vested Qualified Options shall not be exercisable after (a) 90 days following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This Section 12 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Board or the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

    13. OPTION FINANCING. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

    14. WITHHOLDING OF TAXES. The Board or the Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option or Restricted Stock including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option or Restricted Stock until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

    15. CONDITIONS UPON ISSUANCE OF SHARES. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan or to deliver Restricted Stock unless the issuance and delivery of shares complies with all provisions of applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded.

    As a condition to the exercise of an Option or the grant of Restricted Stock, the Corporation may require the person exercising the Option or receiving the grant of Restricted Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

    The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.

    No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Qualified Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant. Each nonqualified Option under this Plan shall be transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order issued by a court of competent jurisdiction, or to a trust established by the Participant for estate planning purposes.

    16. RESTRICTIONS ON SHARES. Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

    17. MODIFICATION OF OPTIONS. Except as provided in Section 19(b) of this Plan, at any time and from time to time, the Board or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Board or the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.

    18. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then there shall be substituted for each share of Common Stock then subject to Options or Restricted Stock awards or available for Options or Restricted Stock awards the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option or Restricted Stock agreement.

    19.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board or by a committee of the Board comprised solely of two or more Non-Employee Directors appointed by the Board (the "Committee"). Options and Restricted Stock may be granted under Sections 6 and 7, respectively, only (i) by the Board as a whole, or (ii) by majority agreement of the members of the Committee. Option agreements and Restricted Stock agreements, in the forms as approved by the Board or the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Board or the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Board or the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements and Restricted Stock agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Board or the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

    (b) Although the Board or the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

    (c) Subject to any applicable requirements of Rule 16b-3 or of any national exchange or trading system on which the Common Stock is then listed or traded, the Board may amend any provision of this Plan in any respect in its discretion.

    20. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Plan or any document describing it nor the grant of any Option or Restricted Stock shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

    21. LIABILITY OF THE CORPORATION. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

    22. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

    23. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

                                   APPENDIX B

                      1997 EMPLOYEE STOCK PURCHASE PLAN OF
                            SUIZA FOODS CORPORATION

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                                       OF

                            SUIZA FOODS CORPORATION

                               TABLE OF CONTENTS

       I.  INTRODUCTION......................................................................          1

      II.  DEFINITIONS.......................................................................          1

     III.  PARTICIPATION.....................................................................          2

      IV.  OPTIONS TO PURCHASE; MAXIMUM SHARES AVAILABLE.....................................          3

       V.  PURCHASE OF STOCK PURSUANT TO OPTIONS.............................................          4

      VI.  ADMINISTRATION OF PLAN............................................................          5

     VII.  ADJUSTMENT UPON CHANGES IN COMMON STOCK...........................................          6

    VIII.  AMENDMENT; TERMINATION OF PLAN....................................................          6

      IX.  MISCELLANEOUS.....................................................................          6

                      1997 EMPLOYEE STOCK PURCHASE PLAN OF
                            SUIZA FOODS CORPORATION
                                I. INTRODUCTION

    The purpose of the 1997 Employee Stock Purchase Plan is to make available to eligible employees of Suiza Foods Corporation (the "COMPANY"), and certain related companies a means of purchasing shares of Suiza Common Stock through voluntary, regular payroll deductions. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, but is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"). The Plan shall be administered, interpreted and construed in accordance with Section 423 of the Code.

    Participation in the Plan is entirely voluntary, and the Company makes no recommendations to employees as to whether they should or should not participate.

                                II. DEFINITIONS

    2.1. DEFINITIONS. The following words and phrases shall have the following meanings:

    "ADMINISTRATOR" means the entity or person designated to act as Administrator of the Plan pursuant to SECTION 6.1.

    "BASE COMPENSATION" means gross compensation for the relevant pay period, including overtime pay, but excluding all bonuses, severance pay, any extraordinary pay, expense allowances/reimbursements, moving expenses and income from restricted stock or stock option awards. For these purposes, gross compensation includes any amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code.

    "BOARD" means the Board of Directors of Suiza.

    "BROKER" means a duly licensed securities dealer, broker or agent designated to act as Broker of the Plan pursuant to SECTION 6.2.

    "COMMITTEE" means the Compensation Committee of the Board, which, to the extent required by Rule 16b-3, shall consist entirely of non-employee directors (as defined in Rule 16b-3).

    "COMPANY" means Suiza Foods Corporation.

    "COMMON STOCK" means Suiza's Common Stock, par value $.01 per share.

    "CODE" has the meaning set forth in ARTICLE I.

    "ELIGIBLE EMPLOYEE" means any employee of any Suiza Company, excluding any employee (a) who has been employed by a Suiza Company for less than six months,
(b) whose customary employment with the employee's Employer is 20 hours or less per week, (c) whose customary employment with the employee's Employer is not for more than five months in any calendar year, or (d) who immediately after the grant of an option under this Plan to the employee would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the "employer corporation" or of its "PARENT CORPORATIONS" or "SUBSIDIARY CORPORATIONS," as defined in Section 424 of the Code.

    "EMPLOYER" means, with respect to any Participant, the Suiza Company of which the Participant is an Eligible Employee.

    "FAIR MARKET VALUE" means, with respect to a share of Common Stock, the last sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of a share of Common

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Suiza Foods Corporation 1997 Employee Stock Purchase Plan                 Page 1

Stock as reported by the NASDAQ (or by the principal national stock exchange on which the Common Stock is then listed) on the date of valuation, if such date is a business day, or the immediately preceding business day, if such date is not a business day.

    "INDEMNIFIED PERSON" has the meaning set forth in SECTION 9.2.

    "INITIAL OPTION PERIOD" means the Option Period commencing on the Plan Start
Date and ending on [         ].

    "1933 ACT" means the Securities Act of 1933, as amended.

    "OPTION" means an option granted pursuant to this Plan at the beginning of each Option Period to acquire Common Stock.

    "OPTION EXERCISE DATE" means the last day of each Option Period.

    "OPTION PERIOD" means each calendar month during the period beginning on the
Plan Start Date and ending on [         ], unless the Plan is terminated
earlier.

    "PAYROLL DEDUCTION ACCOUNT" means, with respect to each Participant, the amounts credited to the Participant's account from the payroll deductions made by the Participant under this Plan, less any amounts withdrawn from such account (for payment of Common Stock, payment to the Participant, payment of withholding and other taxes or amounts or payment of other obligations or amounts).

    "PARTICIPANT" has the meaning set forth in SECTION 3.2.

    "PLAN" means the Suiza Foods Corporation 1997 Employee Stock Purchase Plan as the same may be amended from time to time.

    "PLAN START DATE" means [                   ].

    "RELATED CORPORATION" means any present or future corporation which (i) would be a "subsidiary corporation" or "parent corporation" of Suiza Foods Corporation as such terms are defined in Section 424 of the Code, and (ii) is designated as a participating employer in this Plan by the Board.

    "RULE 16B-3" means Rule 16b-3 under the 1933 Act.

    "SUIZA COMPANY" means Suiza Foods Corporation or a Related Corporation.

    "STOCK ACCOUNT" means, with respect to each Participant, the number of whole shares of Common Stock credited under this Plan to the Participant's account. Dividends with respect to shares of Common Stock credited to a Participant's Stock Account shall be paid to the Participant and shall not be held in either the Participant's Stock Account or Payroll Deduction Account.

                               III. PARTICIPATION

    3.1. ELIGIBLE EMPLOYEES. Subject to ARTICLE VIII, all Eligible Employees as of the beginning of each Option Period may participate in the Plan for such Option Period at their election.

    3.2. PARTICIPATION PROCEDURES. If an Eligible Employee does not otherwise have an election to become a Participant in effect, each Eligible Employee choosing to participate in the Plan (herein called a "PARTICIPANT") during an Option Period shall enroll as a Participant in the Plan by filing with the Participant's Employer a completed enrollment form (authorized by the Administrator) no later than (a) 15 days prior to the beginning of any Option Period (including the Initial Option Period).

    3.3. EMPLOYEE CONTRIBUTIONS. Subject to other limitations provided in this Plan, a Participant may contribute under the Plan a minimum of one percent (1%) and a maximum of fifteen percent (15%) of the Participant's Base Compensation. Contributions may be made only through regular payroll deductions, net of any tax or other withholdings.

--------------------------------------------------------------------------------

Suiza Foods Corporation 1997 Employee Stock Purchase Plan                 Page 2

    An enrollment form and payroll deduction authorization will remain effective for each Option Period until terminated in writing by a Participant or until the Participant is no longer eligible to participate in the Plan. The payroll deduction authorization may be reduced or terminated at any time by the Participant's written request submitted to the Participant's Employer; PROVIDED, HOWEVER, that a Participant may not recommence or increase payroll deductions until the beginning of the next Option Period, nor may a Participant make more than one revision of the Participant's payroll deduction authorization in any Option Period. Termination of deductions shall constitute withdrawal from the Plan as set forth in SECTION 3.5 and cancellation of any outstanding Options of the Participant. Reduction or termination of deductions will become effective as soon as practicable after a Participant's written request is received by the Participant's Employer.

    3.4. PARTICIPANT RESTRICTION. Notwithstanding any provisions of this Plan to the contrary, no Participant will be granted an option under this Plan which would permit the Participant's rights to purchase shares of stock under all employee stock purchase plans of Suiza and "parent corporations" and "subsidiary corporations" (within the meaning of Section 424 of the Code) to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time each Option is "GRANTED" (within the meaning of Code Section423(b)(8)) for each calendar year during which any Option granted to such Participant is outstanding at any time, as provided in Sections 423 and 424(d) of the Code.

    3.5. WITHDRAWAL FROM PLAN. A Participant may withdraw from the Plan (thereby canceling all Options then in existence) at any time by giving written notice to the Participant's Employer and to the Administrator. The Administrator shall, as soon as practicable after receiving written notice of a Participant's withdrawal from the Plan, cause to be delivered to the Participant (i) a certificate issued in the name of the Participant representing the number of full shares of Common Stock held in the Participant's Stock Account and (ii) a check representing any funds held to the credit of the Participant's Payroll Deduction Account. A Participant who has withdrawn from the Plan may thereafter reenter the Plan by following the procedure described under SECTION 3.2, but not sooner than the beginning of the next Option Period after the Participant has withdrawn from participation.

    3.6. TERMINATION OF PARTICIPANT'S EMPLOYMENT. Upon termination of a Participant's employment from the Suiza Companies for any reason, including death or disability, the Participant's Stock Account and Payroll Deduction Account in the Plan shall be closed, and all existing Options held by the Participant shall be canceled. The Administrator shall, as soon as practicable after termination of a Participant's employment, cause to be delivered to the Participant or the Participant's estate or the Participant's designated beneficiary as provided below, as applicable, (i) a certificate issued in the name of the Participant representing the number of full shares of Common Stock in the Participant's Stock Account, and (ii) a check representing any funds held to the credit of the Participant's Payroll Deduction Account. In the event of a Participant's death, the Participant's Common Stock and Payroll Deduction Account shall be delivered and paid to the estate of such Participant or to a beneficiary designated by the Participant in writing on a form approved by the Administrator.

            IV. OPTIONS TO PURCHASE STOCK; MAXIMUM SHARES AVAILABLE

    4.1. MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in Common Stock under ARTICLE VII, shall be 250,000 shares.

    4.2. OFFERINGS. Subject to ARTICLE XIII, the Company shall make consecutive offerings on the beginning of each Option Period to Participants to purchase Common Stock as long as shares authorized remain available for issuance. Each offering as of the beginning of each Option Period shall be the total number of shares authorized under SECTION 4.1, less the number of shares issued by purchases of Common Stock under SECTION 5.5 in prior Option Periods.

--------------------------------------------------------------------------------

Suiza Foods Corporation 1997 Employee Stock Purchase Plan                 Page 3

                    V. PURCHASE OF STOCK PURSUANT TO OPTIONS

    5.1. PAYROLL DEDUCTION ACCOUNTS. Each Suiza Company will deduct from its Participants' paychecks such amounts as have been authorized by the Participants and, promptly after the end of each month, remit to the Administrator all amounts so deducted during the month, together with a report showing each Participant and the amounts allocable to the Payroll Deduction Account of each Participant. The Administrator shall credit each Participant's Payroll Deduction Account with the amount of such deposits, and shall reduce the Participant's Payroll Deduction Account by the purchase price of all Common Stock purchased by the Participant under this Plan and by any other withdrawals from the Participant's Payroll Deduction Account. The Plan, through its Administrator, shall purchase for the Stock Accounts of the Participants shares of Common Stock with funds received under the Plan.

    5.2. STOCK ACCOUNTS. The Administrator will open and maintain a Stock Account in the name of each Participant to which will be credited all shares of Common Stock purchased for the Participant's benefit. All shares held under the Plan will be registered in the name of the Plan, the Administrator or the Administrator's nominee, and will remain so registered until the shares are delivered to the Participant. The Participant shall have the right to sell all or any part of the shares held in the Participant's Stock Account, pursuant to procedures established by the Administrator.

    5.3. GRANT OF OPTIONS AND PURCHASE. Subject to ARTICLE VIII, each person who is a Participant on the first day of an Option Period will as of the first day of such Option Period be granted an Option for such period. Such Option will be for the number of whole shares of Common Stock to be determined by dividing
(a) the balance in the Participant's Payroll Deduction Account on the Option Exercise Date, by (b) the purchase price per share of Common Stock determined under Section 5.4 below; PROVIDED, HOWEVER, that the quotient in this SECTION
5.3 shall be rounded down to a whole number. The number of shares of Common Stock receivable by each Participant upon exercise of an Option for an Option Period shall be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

    5.4. PURCHASE PRICE. The purchase price of each share of Common Stock sold pursuant to the exercise of an Option shall be 0.90 multiplied by the Fair Market Value of the Common Stock on the last day of the Option Period.

    5.5. EXERCISE OF OPTIONS. Each person who is a Participant in the Plan on the Option Exercise Date will be deemed to have exercised on the Option Exercise Date the Option granted to the Participant for that Option Period. Upon such exercise, the balance of the Participant's Payroll Deduction Account shall be applied to the purchase of the number of whole shares of Common Stock determined under SECTION 5.3, and the amount of shares of Common Stock purchased shall be credited to the Participant's Stock Account. In the event that the balance of the Participant's Payroll Deduction Account following an Option Period is in excess of the total purchase price of the shares of Common Stock so sold, the balance of the Payroll Deduction Account shall be returned to the Participant; PROVIDED, HOWEVER, that if the balance in the Payroll Deduction Account consists solely of an amount equal to the value of a fractional share it will be retained in the Payroll Deduction Account and carried over to the next Option Period. No fractional shares shall be issued hereunder.

    Notwithstanding anything herein to the contrary, Suiza's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares, to any requirements of the NASDAQ or any national securities exchange applicable thereto, and to compliance by Suiza with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

    5.6. NO ASSIGNMENT OF PARTICIPANT'S INTEREST IN PLAN. A Participant may not assign, sell, transfer, pledge, hypothecate or alienate any Options or other interests in or rights under the Plan. Options under

--------------------------------------------------------------------------------

Suiza Foods Corporation 1997 Employee Stock Purchase Plan                 Page 4
the Plan are exercisable by a Participant during the Participant's lifetime only by the Participant. All employees shall have the same rights and privileges under the Plan.

    5.7. VESTING. Each Participant will immediately acquire full ownership of all shares of Common Stock at the time such shares are credited to the Participant's Stock Account.

    5.8. DELIVERY OF STOCK. A Participant may instruct the Administrator, in writing, at any time to deliver to the Participant a certificate, issued in the name of the Participant, representing any or all of the full shares of Common Stock held in the Participant's Stock Account. As soon as practicable after receiving such instructions, the Administrator shall cause the certificate to be mailed to the Participant. Such instruction to the Administrator, requesting delivery of a certificate, will not affect the Participant's status under the Plan unless the Participant also terminates the payroll deduction authorization.

    5.9. DIVIDENDS, SPLITS AND DISTRIBUTIONS. Any stock dividends or stock splits in respect of shares held in the Participant's Stock Account will be credited to the Participant's account without charge. Any distributions to holders of Common Stock or other securities or rights to subscribe for additional shares of Common Stock will be sold and the proceeds will be handled in the same manner as a cash dividend, unless the Participant instructs the Administrator to the contrary.

    5.10. VOTING RIGHTS. The Administrator will deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by Suiza to its stockholders. The full shares of Common Stock in each Participant's Stock Account will be voted in accordance with the Participant's signed proxy instructions duly delivered to the Administrator or pursuant to any other method of voting available to holders of Common Stock. There will be no charge to the Participant for the Administrator's retention or delivery of stock certificates, or in connection with notices, proxies or other such material.

    5.11. NO INTEREST TO BE PAID. No interest will be paid to or credited to the Payroll Deduction Accounts or Stock Accounts of the Participants.

                           VI. ADMINISTRATION OF PLAN

    6.1. THE ADMINISTRATOR AND THE COMMITTEE. To carry out the purposes of the Plan, the Committee shall appoint an Administrator. The Administrator may be any company or individual that the Committee deems qualified, including Suiza. The Administrator shall be responsible for the implementation of the Plan, including allocation of funds and stock to the Payroll Deduction Accounts and Stock Accounts and keeping adequate and accurate records for the Participants.

    The Committee shall be entitled to adopt and apply guidelines and procedures consistent with the purposes of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and all such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

    6.2. BROKER. The Administrator may, in its discretion, with the consent and approval of the Committee, appoint a Broker. The Broker may be any company or individual that the Committee deems qualified; PROVIDED, HOWEVER, that the Broker shall be a licensed security dealer, broker, or agent authorized to make purchases and sales of Common Stock.

    6.3. REPORTING TO PARTICIPANTS. The Administrator will send to each Participant a statement at the end of each calendar quarter (or such other period as determined by the Committee in its sole discretion).

--------------------------------------------------------------------------------

Suiza Foods Corporation 1997 Employee Stock Purchase Plan                 Page 5

Each such statement shall contain information concerning transactions in the Participant's Payroll Deduction Account and Stock Account during the relevant period and reflect the balance in the Participant's Payroll Deduction Account and Stock Account at the end of such period.

                  VII. ADJUSTMENT UPON CHANGES IN COMMON STOCK

    7.1. CHANGES IN COMMON STOCK. If any change is made in the Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator may make appropriate adjustments in the number of shares and price per share of Common Stock subject to the Plan or to any Option granted under the Plan.

    7.2. DISSOLUTION; MERGER; CAPITAL REORGANIZATION; ETC. In the event of (i) a dissolution or liquidation of Suiza; (ii) a merger or consolidation in which Suiza is not the surviving corporation, or a reverse merger in which Suiza is the surviving corporation but the shares of Common Stock by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than 50 percent of the shares of Common Stock entitled to vote are exchanged, the Plan shall terminate, unless another corporation assumes the responsibility of continuing the operation of the Plan or the Committee determines in its discretion that the Plan shall nevertheless continue in full force and effect. If the Committee elects to terminate the Plan, the Administrator shall send to each Participant a stock certificate representing the number of whole shares to which the Participant is entitled. In addition, the Administrator shall send checks drawn on the Plan's account to each Participant in an amount equal to the funds held to the credit of such Participant's Payroll Deduction Account.

    7.3. COMPANY'S RIGHT TO RESTRUCTURE, ETC. The grant of any right to a Participant pursuant to the Plan shall not affect in any way the right or power of Suiza to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                      VIII. AMENDMENT; TERMINATION OF PLAN

    8.1. AMENDMENT AND TERMINATION. Suiza, acting through the Committee, reserves the right to amend or terminate the Plan at any time or times; PROVIDED, HOWEVER, any amendment that would require the consent of stockholders under applicable law, rule or regulation (including, without limitation, the Code, the Exchange Act or any self regulatory organization such as a national securities exchange), will not be made unless such stockholders' consent is obtained.

    In addition, the Plan shall terminate automatically on the tenth anniversary of the Plan Start Date, or on any Option Exercise Date when Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase, subject to the allocation of remaining shares pursuant to the last sentence of SECTION 5.3. Upon termination of the Plan, all amounts held in the Payroll Deduction Accounts shall, to the extent not used to purchase shares of Common Stock, be refunded to the Participants entitled thereto.

                               IX. MISCELLANEOUS

    9.1. EXPENSES OF PLAN. The Broker's brokerage commissions, if any, incurred in connection with transactions in Common Stock under the Plan, and the Administrator's administrative charges for maintaining Participants' accounts relating to purchases of securities and all other expenses of administering or maintaining the Plan will be paid by the Company. If the Company is acting as Administrator, no expenses will be charged to the Participants.

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Suiza Foods Corporation 1997 Employee Stock Purchase Plan                 Page 6

    9.2. INDEMNIFICATION. In the event and to the extent not insured against under any contract of insurance with an insurance company, Suiza shall indemnify and hold harmless each "INDEMNIFIED PERSON," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to, counsel fees to the extent approved by the Board or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement, with the approval of the Board, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses and liability arise in whole or in part from (a) the negligence or other fault of the Indemnified Person, or (b) from the imposition on such Indemnified Person of any civil penalties or excise taxes pursuant to the Code or any other applicable laws; except when the same is judicially determined to be due to gross negligence, fraud, recklessness, or willful or intentional misconduct of such Indemnified Person. "INDEMNIFIED PERSON" shall mean each member of the Board, the Administrator, each member of the Committee and each other employee of any Suiza Company who is allocated fiduciary responsibility hereunder.

    9.3. NO CONTRACT OF EMPLOYMENT INTENDED. The granting of any rights to an Eligible Employee under this Plan shall not constitute an agreement or understanding, express or implied, on the part of any Suiza Company, to employ such Eligible Employee for any specified period.

    9.4. GOVERNING LAW. The construction, validity and operation of this Plan shall be governed by the laws of the State of Delaware.

    9.5. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforcability shall not affect the remaining provisions of this Plan, but such invalid, illegal or unenforceable provisions shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

    9.6. NO LIABILITY OF SUIZA. Neither Suiza, its directors, officers or employees of the Committee, nor any Related Corporation which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that the Plan does not qualify under Section 423 of the Code.

    IN WITNESS WHEREOF, the Company has caused this Plan to be adopted effective as of the Plan Start Date.

                                          SUIZA FOODS CORPORATION
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

--------------------------------------------------------------------------------

Suiza Foods Corporation 1997 Employee Stock Purchase Plan                 Page 7

                                  APPENDIX C

                                FORM OF PROXY

                            SUIZA FOODS CORPORATION


 BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 10:30 A.M.
                             TUESDAY, MAY 13, 1997
                    DALLAS MUSEUM OF ART, HORCHOW AUDITORIUM
                    1717 NORTH HARWOOD, DALLAS, TEXAS 75201


    The undersigned stockholder of Suiza Foods Corporation (the "Company") hereby appoints Gregg L. Engles and Tracy L. Noll or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

-----------------------------------------------------------------------------
(1) Election of Cletes O. Beshears, David F. Miller and Hector M. Nevares as Class II Directors
     FOR all nominees (except as          WITHHOLD AUTHORITY
     provided to the contrary             to vote for all nominees      / /
     below)    / /
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE):
-----------------------------------------------------------------------------



(2) Approval of an Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 100,000,000 shares.
       / /  FOR                  / /  AGAINST                  / /  ABSTAIN



-----------------------------------------------------------------------------
(3) Approval of the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan.
       / /  FOR                  / /  AGAINST                  / /  ABSTAIN
-----------------------------------------------------------------------------
(4)  Approval of the 1997 Employee Stock Purchase Plan of Suiza Foods
     Corporation.
       / /  FOR                  / /  AGAINST                  / /  ABSTAIN
-----------------------------------------------------------------------------
(5) Ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 1997.
       / /  FOR                  / /  AGAINST                  / /  ABSTAIN
-----------------------------------------------------------------------------
(6) In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2), (3), (4) AND (5) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (6). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.



    Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated April 3, 1997, is hereby acknowledged.



                             Dated: ---------------------------------- , 1997

                             ------------------------------------------------
                                 (Signature(s) of Stockholder(s))
                             ------------------------------------------------

                      (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)
                      PLEASE SIGN, DATE AND MAIL TODAY.